Artisan Partners Asset Management Inc. Reports January 2015 Assets Under Management
Milwaukee, WI - February 10, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of January 31, 2015 totaled $106.4 billion. Separate accounts accounted for $47.1 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $59.3 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of January 31, 2015 - ($ Millions)
Global Equity Team
Non-U.S. Growth	30,254
Non-U.S. Small-Cap Growth	1,251
Global Equity	682
Global Small-Cap Growth	129

U.S. Value Team
U.S. Mid-Cap Value	13,076
U.S. Small-Cap Value	2,077
Value Equity	1,863

Growth Team
U.S. Mid-Cap Growth	16,320
U.S. Small-Cap Growth	2,629
Global Opportunities	5,146

Global Value Team
Non-U.S. Value	16,713
Global Value	14,893

Emerging Markets Team
Emerging Markets	798

Credit Team
High Income	590
Firm Total	$106,421

ABOUT ARTISAN PARTNERS
Artisan Partners is an independent investment management firm focused on providing high value-added, active investment strategies to sophisticated clients globally. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners has six autonomous investment teams that oversee fourteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm’s principal offices are located in Milwaukee, San Francisco, Atlanta, New York, Kansas City and London.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com